EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement No. 333-80605 of German American Bancorp, Inc. on Form S-8 of our report dated October 9, 2006 on the financial statements of the German American Bancorp Employee Stock Purchase Plan as of August 16, 2006 and 2005 and for each of the three years in the period ended August 16, 2006 included in this Annual Report on Form 11-K.

/s/ Crowe Chizek and Company LLC Crowe Chizek and Company LLC

November 7, 2006
Indianapolis, Indiana